UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2008

THE AMACORE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27889	59-3206480
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1211 North Westshore Boulevard, Suite 512, Tampa Florida	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 289-5552

_______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 30, 2008, The Amacore Group, Inc. (the “Company”) entered into a  Securities Purchase Agreement (the “September Agreement”) with Vicis Capital Master Fund (“Vicis”) for the purchase by Vicis of (a) 400 shares (the “September Shares”) of the Company’s Series I Convertible Preferred Stock, par value $0.001 per share (“Series I Preferred Stock”) for an aggregate cash purchase price of $4,000,000 and (b) a warrant (the “September Warrant”) to acquire 45,000,000 shares of the Company’s Class A Common Stock, par value $0.001 per share (“Class A Common Stock”).  The Company received the $4,000,000 purchase price payment on August 19, 2008.

On October 6, 2008, the Company entered into a Securities Purchase Agreement (together with the September Agreement, the “Agreements”) with Vicis for the purchase by Vicis of (a) 200 shares (together with the September Shares, the “Shares”) of the Company’s Series I Preferred Stock for an aggregate cash purchase price of $2,000,000 and (b) a warrant (together with the September Warrant, the “Warrants”) to acquire 22,500,000 shares of the Company’s Class A Common Stock.  The Company received the $2,000,000 purchase price payment on October 2, 2008.

Shares of Series I Preferred Stock are convertible into shares of the Company’s Class A Common Stock and have rights and preferences senior to certain other classes and series of the Company’s capital stock.    The disclosure under Item 5.03 below is incorporated herein by reference.

The Warrants are exercisable for five years at an exercise price of $0.375 per share, subject to adjustment for certain events (e.g., stock splits, combinations, dividends, distributions, reclassifications, merger or other corporate change and dilutive issuances), and have a cashless exercise feature.

In connection with each Agreement, the Company and Vicis also entered into warrant agreements setting forth the terms of each Warrant (the “Warrant Agreements”) and registration rights agreements granting Vicis certain “piggyback” registration rights with respect to the shares of Class A Common Stock or other Company securities into which the Shares and Warrants may be converted (the “Registration Rights Agreements”).

As a result of these transactions, Vicis owns 600 shares of Series I Preferred Stock.  In addition, Vicis owns 694.6 shares of the Company’s Series D Convertible Preferred Stock, 139 shares of the Company’s Series E Convertible Preferred Stock, 1,200 shares of the Company’s Series G Convertible Preferred Stock and 400 Shares of the Company’s Series H Convertible Preferred Stock.  In addition, Vicis owns warrants to acquire 400,000 shares of the Company’s Class A Common Stock at an exercise price of $2.40 per share and, as a result of these transactions, warrants to acquire 180,000,000 shares of the Company’s Class A Common Stock exercisable at a current exercise price of $0.375 per share.

The foregoing disclosure is qualified in its entirety by reference to the Agreements (Exhibits 10.1 and 10.4), Warrant Agreements (Exhibits 10.2 and 10.5) and Registration Rights Agreements (Exhibits 10.3 and 10.6) filed as exhibits to this report and incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosures under Item 1.01 above and 5.03 below are incorporated herein by reference.  The Shares and Warrants referenced in Item 1.01 were offered and sold to Vicis in a private placement transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company based such reliance on certain representations made by Vicis to the Company including that Vicis is an accredited investor as defined in Rule 501 of Regulation D.

Item 3.03 Material Modification to Rights of Security Holders.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year.

On September 30, 2008, the Company filed a Certificate of Designation of Series I Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State designating 10,000 shares of Series I Convertible Preferred Stock (the “Series I Preferred Stock”), par value $0.001 per share, with a stated value of $10,000 per share (“Stated Value”).

Rank.  With respect to the distribution of assets upon liquidation, dissolution or winding up: The Series I Preferred Stock ranks (i) prior to all classes of the Company’s common stock; (ii) prior to all other series of the Company’s previously authorized preferred stock; (iii) prior to any class or series of capital stock of the Company created after the designation of the Series I Preferred Stock which does not, by its terms, rank senior to or  pari passu with the Series I Preferred Stock (each a “Junior Security”).  The Series I Preferred Stock ranks pari passu with the Company’s Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, Series G Convertible Preferred Stock, Series H Convertible Preferred Stock and any class or series of capital stock of the Company created after the designation of the Series I Preferred Stock that, by its terms, ranks on parity with the Series I Preferred Stock.  The Series I Preferred Stock ranks junior to any class or series of capital stock of the Company created after the designation of the Series I Preferred Stock that, by its terms, ranks senior to the Series I Preferred Stock (“Senior Securities”).

Cumulative Preferred Dividends.  Prior to payment of any dividend to the holders of any Junior Security, holders of Series I Preferred Stock are entitled to receive cumulative dividends payable on the Stated Value of the Series I Preferred Stock at a rate of 6% per annum.  Subject to certain limitations, dividends are payable quarterly.  Unpaid accumulated dividends accrue interest at a rate of 6% per annum.

Liquidation Rights.  In the event of a liquidation, dissolution or winding up of the Company, before any distribution is made to the holders of any Junior Security, the holders of shares of Series I Preferred Stock are entitled to be paid out of the assets of the Company an amount equal to the Stated Value plus the aggregate amount of any accumulated, but unpaid, dividends declared with respect to the Series I Preferred Stock.

Voting Rights.  So long as there is an aggregate of not less than 363 shares of Series I Preferred Stock and Series D Preferred Stock issued and outstanding (subject to appropriate adjustment for certain events), the majority of the holders of Series I Preferred Stock, voting exclusively as a separate class and with each share of Series I Preferred Stock entitled to one vote, has the right to nominate and elect two of the members of the Company’s Board of Directors, subject to certain qualifications.  Any director elected by the holders of the Series I Preferred Stock may be removed during such director’s term of office, either for or without cause, by and only by the holders of the Series I Preferred Stock.  The holders of the Series I Preferred Stock may fill any vacancy in any such directorship.  Except as described in the Certificate of Designation or as otherwise required by law, no holder of Series I Preferred Stock will be entitled to vote on matters as to which stockholders generally are entitled to vote.

Optional Conversion.  Each share of Series I Preferred Stock is convertible at any time, at the option of the holder, into that number of shares of Class A Common Stock equal to the Stated Value divided by $5.00 (the “Conversion Price”).  The Conversion Price is subject to adjustment for certain events, including the payment of a dividend payable in capital stock of the Company, any stock split, combination, or reclassification and certain issuances of Class A Common Stock or securities convertible into or exercisable for Class A Common Stock at a price per share or conversion price less than the then applicable Conversion Price.  In the event of certain corporate changes, including any consolidation or merger in which the Company is not the surviving entity, sale or transfer of all or substantially all of the Company’s assets, certain share exchanges and certain distributions of property or assets to the holders of Class A Common Stock, the holders of the Series I Preferred Stock have the right to receive upon conversion, in lieu of shares of Class A Common Stock otherwise issuable, such securities and/or other property as would have been issued or payable as a result of such corporate change with respect to or in exchange for the Class A Common Stock issuable upon conversion of the Series I Preferred Stock.  In addition, if on November 7, 2009 the applicable Conversion Price is less than the Current Market Price (as such term is defined in the Certificate of Designation), then the Conversion Price shall be reduced to such Current Market Price (provided that the Current Market Price shall never be less than $0.01).

Mandatory Conversion.  If on July 15, 2011any share of Series I Preferred Stock remains outstanding and a registration statement covering the resale of all of the Class A Common Stock underlying the Series I Preferred Stock is effective and has been effective for 90 days prior to such date, the Company must convert each share of the Series I Preferred Stock into Class A Common Stock at the then applicable Conversion Price.

Optional Redemption.  If the Conversion Price is reduced below $1.50 as a result of an adjustment on November 7, 2009, the Company may, within ten (10) days after November 7, 2009, elect to redeem all, but not less than all, of the outstanding Series I Preferred Stock by paying cash in exchange for each share to be redeemed in an amount equal to 150% of the Stated Value, less all dividends paid thereon.

Required Holder Approval.  So long as any shares of Series I Preferred Stock are outstanding, the Company may not, without the prior approval (by vote or written consent) of the holders of a majority of the then outstanding  shares of Series I Preferred Stock: (i) amend the rights, preferences or privileges of the Series I Preferred Stock; (ii) amend or waive any provision of the Company’s Certificate of Incorporation, as amended, in a way that would alter the rights, preferences or privileges of the Series I Preferred Stock; (iii) create any Senior Securities; or (iv) enter into any agreement with respect to the foregoing clauses (i) through (iii).

The foregoing description of the Series I Preferred Stock is qualified in its entirety by reference to the Certificate of Designation of Series I Convertible Preferred Stock filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Designation of Series I Convertible Preferred Stock filed with the Delaware Secretary of State on September 30, 2008.
10.1	Stock Purchase Agreement by and between The Amacore Group, Inc. and Vicis Capital Master Fund dated September 30, 2008.
10.2	Warrant Agreement by and between The Amacore Group, Inc. and Vicis Capital Master Fund dated September 30, 2008.
10.3	Registration Rights Agreement by and between The Amacore Group, Inc. and Vicis Capital Master Fund dated September 30, 2008.
10.4	Stock Purchase Agreement by and between The Amacore Group, Inc. and Vicis Capital Master Fund dated October 6, 2008.
10.5	Warrant Agreement by and between The Amacore Group, Inc. and Vicis Capital Master Fund dated October 6, 2008.
10.6	Registration Rights Agreement by and between The Amacore Group, Inc. and Vicis Capital Master Fund dated October 6, 2008.

FORWARD LOOKING STATEMENTS

Information contained in this report, other than historical information, is considered to be “forward-looking statements” that are subject to risks and uncertainties.  In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words.  These statements are only predictions.  One should not place undue reliance on these forward-looking statements.  The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made.  The forward-looking statements are based on the Company’s beliefs, assumptions and expectations about the Company’s future performance, taking into account information currently available to the Company.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in “Risk Factors” in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007 filed with the Securities and Exchange Commission, not all of which are known to the Company.  The Company will update this forward-looking information only to the extent required under applicable securities laws.  Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 6, 2008

THE AMACORE GROUP, INC.

By:	/s/ Jay Shafer
Name: Jay Shafer
Title: President and Chief Executive Officer

EXHIBIT INDEX

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Designation of Series I Convertible Preferred Stock filed with the Delaware Secretary of State on September 30, 2008.
10.1	Stock Purchase Agreement by and between The Amacore Group, Inc. and Vicis Capital Master Fund dated September 30, 2008.
10.2	Warrant Agreement by and between The Amacore Group, Inc. and Vicis Capital Master Fund dated September 30, 2008.
10.3	Registration Rights Agreement by and between The Amacore Group, Inc. and Vicis Capital Master Fund dated September 30, 2008.
10.4	Stock Purchase Agreement by and between The Amacore Group, Inc. and Vicis Capital Master Fund dated October 6, 2008.
10.5	Warrant Agreement by and between The Amacore Group, Inc. and Vicis Capital Master Fund dated October 6, 2008.
10.6	Registration Rights Agreement by and between The Amacore Group, Inc. and Vicis Capital Master Fund dated October 6, 2008.